UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2005

BANCTEC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9859	75-1559633
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

2701 E. Grauwyler Road, Irving, Texas  75061

(Address of Principal Executive Offices) (Zip Code)

(972) 821-4000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 7, 2005, BancTec, Inc. (“Registrant”) dismissed KPMG LLP as its independent registered public accounting firm. The Audit Committee of the Registrant’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

The audit reports of KPMG LLP on the consolidated financial statements of BancTec, Inc. as of and for the years ended December 31, 2004 and 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2004 and 2003 and subsequent interim period through November 7, 2005, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their audit reports on the financial statements for such years.

During the Registrant’s two most recent fiscal years and through November 7, 2005, there have been no “reportable events” (as defined in Regulation S-K Item 304 (a)(1)(v)).

A letter dated November 15, 2005 from KPMG LLP, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

16.1                         Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCTEC, INC.

Date: November 15, 2005	By:	/s/ Coley Clark
	Name:	Coley Clark
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

16.1	Letter regarding change in certifying accountant